For Ministry Use Only
À l'usage exclusif du ministère

Ministry of Government Services
Ontario

Ministère des Services gouvernementaux

Ontario Corporation Number
Numéro de la société en Ontario

1775066

CERTIFICATE
This is to certify that these articles are effective on

CERTIFICAT
Ceci certifie que les présents statuts entrent en vigueur le

JULY 28 JUILLET, 2008

Director / Directrice
Business Corporations Act / Loi sur les sociétés par actions

Form 4
Business Corporations Act

Formule 4
Loi sur les sociétés par actions

ARTICLES OF AMALGAMATION
STATUTS DE FUSION

1. The name of the amalgamated corporation is: (Set out in BLOCK CAPITAL LETTERS)
Dénomination sociale de la société issue de la fusion: (Écrire en LETTRES MAJUSCULES SEULEMENT) :

TITAN MEDICAL INC.

2. The address of the registered office is:
Adresse du siège social :

40 King Street West, Suite 4400 (MP)

Street & Number or R.R. Number & if Multi-Office Building give Room No. /
Rue et numéro ou numéro de la R.R. et, s'il s'agit d'un édifice à bureaux, numéro du bureau

Toronto ONTARIO M5H 3Y4

Name of Municipality or Post Office /
Nom de la municipalité ou du bureau de poste

Postal Code/*Code postal*

3. Number of directors is:
Nombre d'administrateurs :

Fixed number / *Nombre fixe*:

OR minimum and maximum / *OU minimum et maximum*: 3 10

4. The director(s) is/are: / *Administrateur(s) :*

First name, middle names and surname *Prénom, autres prénoms et nom de famille*	Address for service, giving Street & No. or R.R. No., Municipality, Province, Country and Postal Code *Domicile élu, y compris la rue et le numéro ou le numéro de la R.R., le nom de la municipalité, la province, le pays et le code postal*	Resident Canadian State 'Yes' or 'No' *Résident canadien Oui/Non*
Reiza Rayman	120 Adelaide Street West, Suite 2400, Toronto, Ontario, M5H 1T1	Yes
Craig Leon	120 Adelaide Street West, Suite 2400, Toronto, Ontario, M5H 1T1	Yes
William Jackson	120 Adelaide Street West, Suite 2400, Toronto, Ontario, M5H 1T1	Yes

4. The director(s) is/are:
   Administrateur(s) :

First name, middle names and surname *Prénom, autres prénoms et nom de famille*	Address for services, giving street & No. or R.R. No., Municipality, Province, Country and Postal code. *Domicile élu, y compris la rue et le numéro ou le numéro de la R.R., le nom de la municipalité, la province, le pays et le code postal*	Resident Canadian State 'Yes' or 'No' *Résident canadien Oui/Non*
Martin Bernoltz	120 Adelaide Street West, Suite 2400, Toronto, Ontario, M5H 1T1	Yes

5. Method of amalgamation, check A or B
Méthode choisie pour la fusion – Cocher A ou B :

A - **Amalgamation Agreement / *Convention de fusion* :**

☐ The amalgamation agreement has been duly adopted by the shareholders of each of the amalgamating corporations as required by subsection 176 (4) of the *Business Corporations Act* on the date set out below.
Les actionnaires de chaque société qui fusionnne ont dûment adopté la convention de fusion conformément au paragraphe 176(4) de la Loi sur les sociétés par actions *à la date mentionnée ci-dessous.*

or
ou

B - **Amalgamation of a holding corporation and one or more of its subsidiaries or amalgamation of subsidiaries / *Fusion d'une société mère avec une ou plusieurs de ses filiales ou fusion de filiales* :**

☒ The amalgamation has been approved by the directors of each amalgamating corporation by a resolution as required by section 177 of the *Business Corporations Act* on the date set out below.
Les administrateurs de chaque société qui fusionne ont approuvé la fusion par voie de résolution conformément à l'article 177 de la Loi sur les sociétés par actions *à la date mentionnée ci-dessous.*

The articles of amalgamation in substance contain the provisions of the articles of incorporation of
Les statuts de fusion reprennent essentiellement les dispositions des statuts constitutifs de

Titan Medical Inc.

and are more particularly set out in these articles.
et sont énoncés textuellement aux présents statuts.

Names of amalgamating corporations *Dénomination sociale des sociétés qui fusionnent*	Ontario Corporation Number *Numéro de la société en Ontario*	Date of Adoption/Approval *Date d'adoption ou d'approbation* Year *année* Month *mois* Day *jour*
Titan Medical Inc.	1775065	2008-07-28
KAM Capital Corp.	2155769	2008-07-28

6. Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise.
Limites, s'il y a lieu, imposées aux activités commerciales ou aux pouvoirs de la société.

none

7. The classes and any maximum number of shares that the corporation is authorized to issue:
Catégories et nombre maximal, s'il y a lieu, d'actions que la société est autorisée à émettre :

unlimited number of Common shares

8. Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series:

Droits, privilèges, restrictions et conditions, s'il y a lieu, rattachés à chaque catégorie d'actions et pouvoirs des administrateurs relatifs à chaque catégorie d'actions qui peut être émise en série :

none

9. The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows:
L'émission, le transfert ou la propriété d'actions est/n'est pas restreint. Les restrictions, s'il y a lieu, sont les suivantes :

No securities of the Corporation, other than non-convertible debt securities, if any, shall be transferred without (i) the express approval of the board of directors of the Corporation, to be signified by a resolution duly passed at a meeting of the board of directors or by instrument or instruments in writing signed by all of the directors, or (ii) the express approval of the shareholders of the Corporation entitled to vote at a meeting, to be signified by a resolution duly passed at a meeting of the shareholders or by instrument or instruments in writing signed by all of the shareholders.

10. Other provisions, (if any):
Autres dispositions, s'il y a lieu :

The directors may from time to time, in such amount and on such terms as they deem expedient:

a) borrow money on the credit of the Corporation;

b) issue, sell or pledge debt obligations (including bonds, debentures, notes or other similar obligations, secured or unsecured) of the Corporation; and

c) charge, mortgage, hypothecate or pledge all or any of the currently owned or subsequently acquired real or personal, movable or immovable, property of the Corporation, including book debts, rights, powers, franchises and undertaking, to secure any debt obligations or money borrowed, or other debt or liability of the Corporation.

The directors may from time to time delegate to such one or more of the directors and officers of the Corporation as may be designated by the directors all or any of the powers conferred on the directors above to such extent and in such manner as the directors shall determine with respect to each such delegation.

11. The statements required by subsection 178(2) of the *Business Corporations Act* are attached as Schedule "A".
Les déclarations exigées aux termes du paragraphe 178(2) de la Loi sur les sociétés par actions *constituent l'annexe A.*

12. A copy of the amalgamation agreement or directors' resolutions (as the case may be) is/are attached as Schedule "B".
Une copie de la convention de fusion ou les résolutions des administrateurs (selon le cas) constitue(nt) l'annexe B.

These articles are signed in duplicate.
Les présents statuts sont signés en double exemplaire.

Name and **original signature** of a director or authorized signing officer of each of the amalgamating corporations. Include the name of each corporation, the signatories name and description of office (e.g. president, secretary). **Only a director or authorized signing officer can sign on behalf of the corporation.** / *Nom et* ***signature originale*** *d'un administrateur ou d'un signataire autorisé de chaque société qui fusionne. Indiquer la dénomination sociale de chaque société, le nom du signataire et sa fonction (p. ex. : président, secrétaire).* ***Seul un administrateur ou un dirigeant habilité peut signer au nom de la société.***

Titan Medical Inc.

Names of Corporations / *Dénomination sociale des sociétés*

By / *Par*

Signature / *Signature*	Print name of signatory / *Nom du signataire en lettres moulées*	Description of Office / *Fonction*
[signature]	Craig Leon	Chief Executive Officer

KAM Capital Corp.

Names of Corporations / *Dénomination sociale des sociétés*

By / *Par*

Signature / *Signature*	Print name of signatory / *Nom du signataire en lettres moulées*	Description of Office / *Fonction*
[signature]	Craig Leon	Chief Executive Officer

Names of Corporations / *Dénomination sociale des sociétés*

By / *Par*

Signature / *Signature*	Print name of signatory / *Nom du signataire en lettres moulées*	Description of Office / *Fonction*

Names of Corporations / *Dénomination sociale des sociétés*

By / *Par*

Signature / *Signature*	Print name of signatory / *Nom du signataire en lettres moulées*	Description of Office / *Fonction*

Names of Corporations / *Dénomination sociale des sociétés*

By / *Par*

Signature / *Signature*	Print name of signatory / *Nom du signataire en lettres moulées*	Description of Office / *Fonction*

SCHEDULE "A"

STATEMENT OF DIRECTOR OR OFFICER

1. I am the Chief Executive Officer of **Titan Medical Inc.** and as such have knowledge of its affairs.

2. I am the Chief Executive Officer of **KAM Capital Corp.** and as such have knowledge of its affairs.

3. I have conducted such examinations of the books and records of **Titan Medical Inc.** and of **KAM Capital Corp.** (the "Amalgamating Corporations") and have made such enquiries and investigations as are necessary to enable me to make this declaration.

4. There are reasonable grounds for believing that:

   (a) each of the Amalgamating Corporations is and the corporation to be formed by their amalgamation (the "Amalgamated Corporation") will be able to pay its liabilities as they become due;

   (b) the realizable value of the assets of the Amalgamated Corporation will not be less than the aggregate of its liabilities and stated capital of all classes; and

   (c) no creditor of either of the Amalgamating Corporations will be prejudiced by such amalgamation.

DATED as of the 28th day of July, 2008.

____
Craig Leon

SCHEDULE "B" CERTIFICATION
KAM CAPITAL CORP. (the "Corporation")

RECITAL:

The Corporation wishes to amalgamate with its wholly-owned subsidiary, **Titan Medical Inc.** (the "Subsidiary"), under the *Business Corporations Act* (Ontario) (the "Act").

RESOLVED that:

1. the Corporation amalgamate with the Subsidiary and continue as one corporation (the "Amalgamated Corporation") under subsection 177(1) of the Act effective July ___, 2008;

2. except as may be prescribed, the articles of amalgamation of the Amalgamated Corporation be the same as the articles of the Corporation;

3. the by-laws of the Amalgamated Corporation be the same as the by-laws of the Corporation;

4. on the issuance of a Certificate of Amalgamation under subsection 178(4) of the Act:

   (a) all shares of the Subsidiary be cancelled without any repayment of capital;

   (b) no securities be issued and no assets be distributed by the Amalgamated Corporation in connection with the amalgamation; and

   (c) the stated capital of the Amalgamated Corporation be the same as the stated capital of the Corporation; and

5. any director or officer of the Corporation is authorized and directed to do on behalf of the Corporation any and all acts and things and execute all documents as such director or officer considers necessary, desirable or useful to carry out and give effect to the amalgamation of the Corporation and the Subsidiary and to this resolution.

THIS resolution is consented to in writing by the undersigned.

CERTIFIED to be a true copy of a resolution of the directors of **KAM Capital Corp.** signed by all the directors on the 28 day of July, 2008

DATED as of the 28th day of July, 2008.

Craig Leon - Chief Executive Officer

SCHEDULE "B" CERTIFICATION
TITAN MEDICAL INC. (the "Corporation")

RECITAL:

The Corporation is a wholly-owned subsidiary of, and wishes to amalgamate with, **KAM Capital Corp.** ("Holdco"), under the *Business Corporations Act* (Ontario) (the "Act").

RESOLVED that:

1. the Corporation amalgamate with Holdco and continue as one corporation (the "Amalgamated Corporation") under subsection 177(1) of the Act effective July , 2008.;

2. except as may be prescribed, the articles of amalgamation of the Amalgamated Corporation be the same as the articles of Holdco;

3. the by-laws of the Amalgamated Corporation be the same as the by-laws of Holdco;

4. on the issuance of a Certificate of Amalgamation under subsection 178(4) of the Act:

   (a) all shares of the Corporation be cancelled without any repayment of capital;

   (b) no securities be issued and no assets be distributed by the Amalgamated Corporation in connection with the amalgamation; and

   (c) the stated capital of the Amalgamated Corporation be the same as the stated capital of Holdco; and

5. any director or officer of the Corporation is authorized and directed to do on behalf of the Corporation any and all acts and things and execute all documents as such director or officer considers necessary, desirable or useful to carry out and give effect to the amalgamation of the Corporation and Holdco and to this resolution.

THIS resolution is consented to in writing by the undersigned.

CERTIFIED to be a true copy of a resolution of the director of **Titan Medical Inc.** signed by the directors on the 28 day of July, 2008

DATED as of the 28th day of July, 2008.

Craig Leon – Chief Executive Officer